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                                                                    Exhibit 10.1
                                                                    ------------




                              --------------------

                            ASSET PURCHASE AGREEMENT

                              --------------------

                                     Between

                            HOWARD JOHNSON & COMPANY

                                       and

                                   EBENX, INC.

                          Dated as of October 19, 2001
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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01. Certain Defined Terms............................................1

SECTION 1.02. Definitions......................................................6

SECTION 1.03. Interpretation and Rules of Construction.........................7

                                   ARTICLE II

                                PURCHASE AND SALE

SECTION 2.01. Purchase and Sale of Assets......................................7

SECTION 2.02. Assumption and Exclusion of Liabilities..........................8

SECTION 2.03. Purchase Price...................................................8

SECTION 2.04. Closing..........................................................8

SECTION 2.05. Closing Deliveries by the Seller.................................9

SECTION 2.06. Closing Deliveries by the Purchaser..............................9

SECTION 2.07. Post-Closing Adjustment of Purchase Price.......................10

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

SECTION 3.01. Organization, Authority and Qualification of the Seller.........10

SECTION 3.02. No Conflict.....................................................11

SECTION 3.03. Governmental Consents and Approvals.............................11

SECTION 3.04. Client Information..............................................11

SECTION 3.05. Litigation......................................................12

SECTION 3.06. Compliance with Laws............................................12

SECTION 3.07. Contracts.......................................................12

SECTION 3.08. Real Property...................................................13

SECTION 3.09. Tangible Personal Property......................................14

SECTION 3.10. Purchased Assets................................................14

                                       i
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SECTION 3.11. Employment Matters..............................................14

SECTION 3.12. Taxes...........................................................15

SECTION 3.13. Brokers.........................................................15

SECTION 3.14. Conduct in the Ordinary Course; Absence of Certain Changes,
              Events and Conditions...........................................15

SECTION 3.15. Provision of Services...........................................16

SECTION 3.16. Intellectual Property...........................................16

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

SECTION 4.01. Organization and Authority of the Purchaser.....................17

SECTION 4.02. No Conflict.....................................................17

SECTION 4.03. Governmental Consents and Approvals.............................17

SECTION 4.04. Financial Ability...............................................17

SECTION 4.05. Litigation......................................................18

SECTION 4.06. Brokers.........................................................18

SECTION 4.07. Provision of Services...........................................18

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

SECTION 5.01. Conduct of Business Prior to the Closing........................18

SECTION 5.02. Access to Information...........................................19

SECTION 5.03. Regulatory and Other Authorizations; Notices and Consents.......20

SECTION 5.04. Notice of Developments..........................................21

SECTION 5.05. Use of Company Marks............................................21

SECTION 5.06. Client Communication............................................22

SECTION 5.07. Conversion of Transferred Clients...............................22

SECTION 5.08. Bulk Transfer Laws..............................................23

SECTION 5.09. Currency........................................................23

SECTION 5.10. Transition Services and Shared Services.........................23

SECTION 5.11. Further Action..................................................23

SECTION 5.12. Financial Abilities.............................................23

                                       ii
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SECTION 5.13. Continued Assistance............................................23

SECTION 5.14. Real Estate.....................................................24

SECTION 5.15. Non-Compete.....................................................24

                                   ARTICLE VI

                                EMPLOYEE MATTERS

SECTION 6.01. Offer of Employment.............................................24

SECTION 6.02. Transition Compensation Program.................................26

SECTION 6.03. Workers Compensation............................................27

SECTION 6.04. Defined Contribution Plans......................................27

SECTION 6.05. Flexible Spending Accounts......................................27

SECTION 6.06. No Third Party Beneficiaries....................................28

                                   ARTICLE VII

                                   TAX MATTERS

SECTION 7.01. Sales, Use and Other Transfer Taxes.............................28

SECTION 7.02. Property Taxes..................................................28

SECTION 7.03. Treatment of Indemnity Payments.................................28

SECTION 7.04. Allocation of Purchase Price....................................28

SECTION 7.05. Cooperation.....................................................29

SECTION 7.06. Allocation of Taxes.............................................29

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

SECTION 8.01. Conditions to Obligations of the Seller.........................30

SECTION 8.02. Conditions to Obligations of the Purchaser......................30

                                   ARTICLE IX

                                 INDEMNIFICATION

SECTION 9.01. Survival of Representations and Warranties......................31

SECTION 9.02. Indemnification by the Seller...................................32

SECTION 9.03. Indemnification by the Purchaser................................33

SECTION 9.04. Limits on Indemnification.......................................34

                                      iii
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                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 10.01. Termination....................................................35

SECTION 10.02. Effect of Termination..........................................36

SECTION 10.03. Waiver.........................................................36

                                   ARTICLE XI

                               GENERAL PROVISIONS

SECTION 11.01. Expenses.......................................................36

SECTION 11.02. Notices........................................................37

SECTION 11.03. Public Announcements; Confidentiality..........................38

SECTION 11.04. Severability...................................................38

SECTION 11.05. Entire Agreement...............................................39

SECTION 11.06. Assignment.....................................................39

SECTION 11.07. No Third Party Beneficiaries...................................39

SECTION 11.08. Governing Law..................................................39

SECTION 11.09. Waiver of Jury Trial...........................................39

SECTION 11.10. Counterparts...................................................40

                                       iv
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EXHIBITS

1.01(a)  Form of Assumption Agreement

1.01(b)  Form of Bill of Sale and Assignment

1.01(c)  Form of Marketing Agreement

1.01(d)  Form of Shared Services Agreement

1.01(e)  Form of Transition Services Agreement

2.01     Purchased Assets

2.02     Assumed Liabilities

5.03     Form of Purchaser Client Contract


                                       v
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DISCLOSURE SCHEDULE

         The Disclosure Schedule shall include the following Sections:

1.01(a)     Health and Welfare Services

2.03        Purchase Price Reduction

3.01        Jurisdictions Seller Qualified to do Business

3.02        No Conflict

3.03        Governmental Consents and Approvals

3.04(a)     Client Information

3.04(c)     Client Termination

3.05        Litigation

3.06(a)     Compliance with Laws

3.06(b)     Licenses

3.07(a)     Material Contracts

3.07(b)     Material Adverse Effect

3.07(d)     Non-Compete Contracts

3.07(e)     Description of Fees and Services

3.08(a)     Leased Real Property

3.08(b)     Subleases of the Leased Real Property

3.08(c)     Improvements on Leased Real Property

3.09        Tangible Personal Property

3.10        Purchased Assets

3.11(a)     Business Employees

3.11(b)     Employee Benefit Plans

3.14        Ordinary Course Conduct

3.16        Intellectual Property

4.03        Governmental Consents and Approvals

5.01        Conduct of Business Prior to the Closing

6.02(b)(i)  Seller's Severance Guidelines

7.04        Allocation of Purchase Price

                                       vi
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         ASSET PURCHASE AGREEMENT, dated as of October 19, 2001, between HOWARD
JOHNSON & COMPANY, a Delaware corporation (the "Seller"), and EBENX, INC., a Minnesota corporation (the "Purchaser").

         WHEREAS, the Seller is engaged in the business of, among other things, providing Health and Welfare Services throughout the United States for Clients (the "Business"); and

         WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, the Business, including, without limitation, all right, title and interest of the Seller in and to certain properties and assets of the Business, and in connection therewith the Purchaser is willing to assume certain liabilities of the Seller relating thereto, all upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, the Seller and the Purchaser hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Certain Defined Terms. For purposes of this Agreement:

         "Acquisition Documents" means this Agreement, the Ancillary Agreements, and any certificate, report or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement.

         "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

         "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "Agreement" or "this Agreement" means this Asset Purchase Agreement, including the Exhibits hereto and the Disclosure Schedule, and all amendments hereto;

         "Ancillary Agreements" means the Bill of Sale, the Assumption Agreement the Shared Services Agreement, the Transition Services Agreement and the Marketing Agreement.

         "Assumption Agreement" means the Assumption Agreement to be executed by the Purchaser and the Seller on the Closing Date, substantially in the form of
Exhibit 1.01(a).

         "Bill of Sale" means the Bill of Sale and Assignment to be executed by the Seller on the Closing Date, substantially in the form of Exhibit 1.01(b).
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         "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

         "Business Employees" means those employees of the Seller whose names appear in Section 3.11(a) of the Disclosure Schedule.

         "cause" means, with respect to any Transferred Employee, (i) such Transferred Employee's willful and continued failure or refusal substantially to perform the material duties required of him or her as an employee of the Purchaser; (ii) any willful material violation by such Transferred Employee of any federal or state law or regulation applicable to the business of the Purchaser or such Transferred Employee's conviction of a felony, or any willful commission by such Transferred Employee of a common law fraud; or (iii) any other willful misconduct by such Transferred Employee which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Purchaser.

         "Client" means, except Montgomery Wards and Republic Services, each Person whose name is set forth in Section 3.04(a) of the Disclosure Schedule.

         "Client Arrangements" means, as they relate to the Business, the Client Contracts and all the informal and oral agreements between the Seller and a Client and any alternative arrangements which the Purchaser may enter into with Clients to replace such informal and oral agreements and "Client Arrangement" means each of them individually.

         "Client Contract" means each written Health and Welfare Servicing Agreement entered into between a Client and the Seller listed in Section 3.07(a)(i) of the Disclosure Schedule.

         "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

         "Company Marks" means all names, trademarks, service marks, collective marks, composite marks, trade dress, logos, trade names and corporate names owned by or licensed to the Seller and its Affiliates, including, without limitation, the names "Howard Johnson," "Benquiry," "Multiplan" and "Merrill Lynch," all similar or related names and acronyms, the "bull" logo and any other marks or names incorporating "Merrill Lynch" or "ML".

         "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

         "Disclosure Schedule" means the Disclosure Schedule, dated as of the date hereof, delivered by the Seller to the Purchaser in connection with this Agreement.

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         "Encumbrance" means any security interest, pledge, hypothecation, mortgage, lien (including, without limitation, environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership other than Permitted Encumbrances.

         "good reason" means, with respect to any Transferred Employee, the occurrence of any of the following events, without such Transferred Employee's prior written consent: (i) any relocation of such Transferred Employee, at the request of the Purchaser to a location more than 50 miles from such Transferred Employee's place of employment as in effect on the date of this Agreement; (ii) any material diminution in such Transferred Employee's position or responsibilities as in effect on the date of this Agreement; or (iii) any reduction in such Transferred Employee's annual base salary as in effect on the date of this Agreement (or as increased as contemplated by this Agreement).

         "Governmental Authority" means any United States or non-United States federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

         "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "Health and Welfare Service" means each service, as set forth in
Section 1.01(a) of the Disclosure Schedule, provided to Clients in connection with Client Arrangements.

         "Indemnified Party" means a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be.

         "Indemnifying Party" means the Seller pursuant to Section 9.02 and the Purchaser pursuant to Section 9.03, as the case may be.

         "Intellectual Property" means (i) trade secrets, know-how and proprietary information, data, data rights, rights to customer or membership lists and information, (ii) copyrights, including registrations and applications for registration thereof, and (iii) computer software, including Third Party Software, in each case as set forth in Section 3.16 of the Disclosure Schedule, owned by or licensed to the Seller and used in the operation of the Business by the Seller as currently conducted; the term "Intellectual Property" does not and shall not include the Company Marks or other Excluded Assets.

         "IRS" means the Internal Revenue Service of the United States.

         "knowledge of the Seller" means, after due inquiry, the actual knowledge, within the scope of such individuals' employment responsibilities, of Nancy Greer, Pat Carter, Tim Wulfekuhle, Alvin McCain, Jim Dolstad and William Small.

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         "Law" means any United States or non-United States federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including, without limitation, common law).

         "Leased Real Property" means the real property leased by the Seller, as lessee, for use in the Business set forth on Section 3.08 of the Disclosure Schedule.

         "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

         "Marketing Agreement" means the Marketing Agreement to be executed by the Purchase and Seller on the Closing Date, substantially in the form set out in Exhibit 1.01(c).

         "Material Adverse Effect" means any circumstances, changes in or effects on the Business, that individually or in the aggregate (taking into account all such circumstances, changes or effects) (a) are likely to be materially adverse to the business, operations, assets or liabilities (including without limitation, contingent liabilities), employee relationships, customer or supplier relationships, results of operations or the condition (financial or otherwise) of the Business or (b) are likely to materially adversely affect the ability of the Purchaser to operate or conduct the Business in the manner in which it is currently operated or conducted by the Seller; provided, however, that "Material Adverse Effect" shall not include any event, circumstance, change or effect arising out of or attributable to events, circumstances, changes or effects that (i) generally affect the industries in which the Business operates (including legal and regulatory changes), (ii) affect general economic conditions or the securities markets generally, (iii) arise from the announcement of the execution of this Agreement or the consummation of the transactions contemplated hereby, or (iv) result in any reduction in the price of services or products offered by the Business in response to the reduction in price of comparable services or products offered by a competitor or the loss of any Client as a result of a failure to reduce such prices.

         "Payables" means any and all accounts payable, notes or other amounts payable to third parties arising from the conduct of the Business before the Closing Date, including any claims against Seller under Client Arrangements related to services provided through the Closing Date, whether or not in the ordinary course and whether or not a claim has been made, together with any unpaid financing charges accrued thereon.

         "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which the Seller is not otherwise subject to criminal liability due to its existence: (a) liens for Taxes, assessments and governmental charges or levies not yet due and payable; (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business; and
(c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations.

         "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         "Purchase Price Bank Account" means a bank account in the United States to be designated by the Seller in a written notice to the Purchaser at least five Business Days before the Closing.

         "Receivables" means any and all accounts receivable, notes and other amounts receivable from third parties, including, without limitation, customers and employees, arising from the conduct of the Business before the Closing Date, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon.

         "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

         "Shared Services Agreement" means the Shares Services Agreement to be executed by the Purchaser and the Seller on the Closing Date, substantially in the form set out in Exhibit 1.01(d).

         "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

         "Terminated Clients" means those Clients who prior to closing, notify the Seller of their intention to terminate their particular Client Arrangement, whether termination is effective prior to, on, or after the Closing; provided, however, that written notice by a Client that it intends to renegotiate its Client Arrangement, seek a reduction in fees or solicit proposals from other service providers shall not constitute notice of an intent to terminate absent a specific statement to that effect.

         "Third Party Software" means third party owned software, other than commercial off-the-shelf software, shareware and freeware, that is licensed to the Seller and used in the operation of the Business by the Seller as currently conducted as set forth in Section 3.16 of the Disclosure Schedule.

         "Transition Services Agreement" means the Transition Services Agreement to be executed by the Purchaser and the Seller on the Closing Date, substantially in the form set out in Exhibit 1.01(e).

         "Transferred Clients" means Clients other than Terminated Clients.

         "U.S. GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

         SECTION 1.02. Definitions. The following terms have the meanings set forth in the Sections set forth below:

               Definition                                          Location
               ----------                                          --------

               "Aggregate Unpaid Retention Bonuses"..............  2.07(a)
               "Ancillary Lease Documents".......................  3.08(c)
               "Assumed Liabilities".............................  2.02(a)
               "Base Purchase Price".............................  2.03(a)
               "Business"........................................  Recitals
               "Client Revenues".................................  3.04(b)
               "Closing".........................................  2.04
               "Closing Date"....................................  2.04
               "ERISA"...........................................  3.11(a)
               "Escrow Deposit"..................................  2.03(b)
               "Excluded Assets".................................  2.01(b)
               "Excluded Liabilities"............................  2.02(b)
               "Licenses"........................................  3.06(b)
               "Loss"............................................  9.02(a)
               "Material Contracts"..............................  3.07(a)
               "Multiemployer Plan"..............................  3.11(b)
               "Performance Bonus"...............................  6.01(c)
               "Plans"...........................................  3.11(a)
               "Purchase Price"..................................  2.03(a)
               "Purchased Assets"................................  2.01(a)
               "Purchaser".......................................  Preamble
               "Purchaser Client Contract".......................  5.03(e)
               "Purchaser Indemnified Party".....................  9.02(a)
               "Purchaser Portion"...............................  6.01(c)
               "Purchaser's FSA's"...............................  6.05
               "Purchaser Shares"................................  2.03(a)
               "Retention Bonus Closing Statement"...............  2.07(a)
               "Retention Bonuses"...............................  6.02(a)
               "Seller"..........................................  Preamble
               "Seller Portion"..................................  6.01(c)
               "Seller's FSA's"..................................  6.05
               "Seller Indemnified Party"........................  9.03(a)
               "Tangible Personal Property"......................  3.09(a)
               "Third Party Claims"..............................  9.02(b)
               "Transition Program"..............................  6.02(c)
               "Transferred Employee"............................  6.01(a)

               "Unpaid Retention Bonus"..........................  2.07(a)

         SECTION 1.03. Interpretation and Rules of Construction. In this Agreement, except to the extent that the context otherwise requires:

                  (a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated;

                  (b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

                  (c) whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

                  (d) the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

                  (e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

                  (f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

                  (g) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means, except as otherwise provided herein, such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

                  (h) references to a Person are also to its permitted successors and assigns; and

                  (i) the use of "or" is not intended to be exclusive unless expressly indicated otherwise.

                                   ARTICLE II

                                PURCHASE AND SALE

         SECTION 2.01. Purchase and Sale of Assets. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Purchaser, and the Purchaser shall purchase from the Seller, all of the Seller's right, title and interest in, to and under all the assets and properties set forth on Exhibit
2.01 (the assets and properties to be purchased by the Purchaser being referred to as the "Purchased Assets").

         (b) Notwithstanding anything in Section 2.01(a) to the contrary, the Purchased Assets shall exclude all assets and properties of the Seller and any of its Affiliates not set forth in Exhibit 2.01 (including the name "Howard Johnson") and the Receivables (the "Excluded Assets").

         SECTION 2.02. Assumption and Exclusion of Liabilities. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Purchaser shall assume and shall agree to pay, perform and discharge, when due, all post-Closing obligations of the Seller under Client Arrangements with Transferred Clients and those Terminated Clients whose termination is not effective until after Closing, all Liabilities arising from the Purchaser's operation of the Business following the Closing and those other Liabilities of the Seller set forth on Exhibit 2.02 (the "Assumed Liabilities"):

         (b) Notwithstanding anything in Section 2.02(a) to the contrary, the Seller shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, all Liabilities of the Seller existing on the Closing Date other than the Assumed Liabilities (the "Excluded Liabilities"), including, without limitation:

                  (i) all Taxes now or hereafter owed by the Seller or any Affiliate of the Seller, or attributable to the Purchased Assets or the Business, relating to any period, or any portion of any period (as provided in Sections 7.02 and 7.06), ending on or prior to the Closing Date;

                  (ii) all Liabilities relating to or arising out of the Excluded Assets; and

                  (iii) all Payables.

         SECTION 2.03. Purchase Price. The purchase price for the Purchased Assets shall be thirteen million two hundred ninety one thousand six hundred sixty three dollars ($13,291,663) payable in cash (the "Base Purchase Price") less an amount equal to the lesser of (i) the aggregate of the possible adjustment amounts set out in Section 2.03 of the Disclosure Schedule for each Terminated Client and (ii) four million dollars ($4,000,000).

         SECTION 2.04. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 A.M. New York time on the later to occur of (a) November 1, 2001 or (b) the fifth Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Sections 8.01(b) and Sections 8.02(b), (d), (e), and (f) or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

         SECTION 2.05. Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

         (a) the Bill of Sale and such other instruments, in form and substance satisfactory to the Purchaser, as may be reasonably requested by the Purchaser to transfer the Purchased Assets to the Purchaser or evidence such transfer on the public records;

         (b) an executed counterpart of each of the Ancillary Agreements;

         (c) a receipt for the Purchase Price;

         (d) a true and complete copy, certified by the Secretary or an Assistant Secretary of the Seller, of the resolutions duly and validly adopted by the Board of Directors and the sole shareholder of the Seller evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated by this Agreement and thereby;

         (e) a good standing certificate for the Seller from the State of Delaware dated as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a bring-down telegram dated the Closing Date;

         (f) a certificate of the Secretary or an Assistant Secretary of the Seller certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder; and

         (g) the certificates and other documents required to be delivered pursuant to Section 8.02.

         SECTION 2.06. Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller:

                  (j) the Purchase Price by wire transfer in immediately available funds to the Purchase Price Bank Account;

                  (k) a true and complete copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated by this Agreement and thereby;

                  (l) a good standing certificate for the Purchaser from the State of Minnesota dated as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a bring-down telegram dated the Closing Date;

                  (m) a certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this

         Agreement and the Ancillary Agreements and the other documents to be delivered hereunder; and

                  (b) the certificates and other documents required to be delivered pursuant to Section 8.01.

         SECTION 2.07. Post-Closing Adjustment of Purchase Price. The Purchase Price shall be subject to adjustment after the Closing as specified in this
Section 2.07:

                  (n) On July 11, 2002 the Purchaser shall deliver to the Seller a list (the "Retention Bonus Closing Statement") of (i) all Transferred Employees whose employment is terminated by the Purchaser for cause or voluntarily by such Transferred Employees without good reason and (ii) the relevant amounts of each of such Transferred Employee's Retention Bonus (individually an "Unpaid Retention Bonus" or, in the aggregate the "Aggregate Unpaid Retention Bonuses").

                  (o) In the event that there is an Unpaid Retention Bonus, the Purchase Price shall be adjusted upward in an amount equal to 70% of the Aggregate Unpaid Retention Bonuses, and the Purchaser shall pay, concurrent with the delivery of the Retention Bonus Closing Statement, such amount to the Seller by wire transfer in immediately available funds.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

         As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as follows:

         SECTION 3.01. Organization, Authority and Qualification of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all necessary power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and thereby. Seller is duly qualified and in good standing in each jurisdiction in which the nature or conduct of the Business or the character or location of its properties makes such qualification necessary. A list of all such jurisdictions appears in Section 3.01 of the Disclosure Schedule. The execution and delivery of this Agreement and the Ancillary Agreements by the Seller, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated by this Agreement and thereby have been duly authorized by all requisite action on the part of the Seller. This Agreement has been, and upon their execution the Ancillary Agreements shall have been, duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon their execution the Ancillary Agreements shall constitute, legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

         SECTION 3.02. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.03 of the Disclosure Schedule have been obtained and all filings and notifications listed in Section
3.03 of the Disclosure Schedule have been made, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller do not and will not, to the Seller's knowledge: (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of the Seller; or (b) conflict with or violate any material Law or Governmental Order applicable to the Seller; or (c) except as set forth in Section 3.02 of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Purchased Assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, sublease, license, permit, franchise or other material instrument or arrangement to which the Seller is a party or by which any of the Purchased Assets is bound or affected, except, in the case of clause (c), to the extent that such conflicts, breaches, defaults or other matters would not: (i) adversely affect the ability of the Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements; (ii) adversely affect the ability of the Seller to conduct the Business; or (iii) otherwise have a Material Adverse Effect.

         SECTION 3.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and each Ancillary Agreement by the Seller do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except as described in Section 3.03 of the Disclosure Schedule.

         SECTION 3.04. Client Information. (a) Listed in Section 3.04(a) of the Disclosure Schedule is the name and address of (i) each Client for which the Seller has provided Health and Welfare Services during the twelve-month period ended June 30, 2001 (including each Terminated Client for which the Seller continues to provide Health and Welfare Services as of the date hereof in connection with Client relationships that have been terminated) and (ii) each prospective client with which the Seller has entered into an agreement but for which the Seller has not yet commenced providing Health and Welfare Services in connection with any Client Arrangement. Except as disclosed in Section 3.04(c) of the Disclosure Schedule, the Seller has not received any written notice that any such Client has terminated, or will seek to terminate, its Client Arrangement.

         (b) Section 3.04(a) of the Disclosure Schedule sets forth aggregate fee revenues of the Seller from each Client for the twelve (12) months ended June 30, 2001 for Health and Welfare Services ("Client Revenues"). Such Client Revenues approximately represent the usual and customary charges for services actually rendered under the applicable Client Arrangement for the period in question and to the Seller's knowledge are not subject to any material recurring offset, adjustment or reduction for any reason.

         (c) Except as disclosed in Section 3.04(c)(i) of the Disclosure Schedule, in relation to the Business the Seller is not aware of any present intention on the part of any Client to terminate its existing Client Arrangement with the Seller. Except as disclosed in Section 3.04(c)(i) and (ii) of the Disclosure Schedule, to the knowledge of the Seller, there are no facts or circumstances which would be likely materially to alter, negate, impair or in any way materially adversely affect any Client Arrangement. Except as disclosed in Section 3.04(c)(i) of the Disclosure Schedule, to the knowledge of the Seller, no Client has the present intention either to (i) terminate or significantly change its existing Client Arrangement with the Seller, or (ii) fail to renew or extend its existing Client Arrangement at the end of the current term.

         SECTION 3.05. Litigation. Except as set forth in Section 3.05 of the Disclosure Schedule, there are no material Actions by or against the Seller or any Affiliate thereof and relating to the Business or affecting any of the Purchased Assets or the Business pending by or before any Governmental Authority (or, to the knowledge of the Seller, threatened to be brought by or before any Governmental Authority) that could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated by this Agreement or thereby or otherwise have a Material Adverse Effect. Except as set forth in Section 3.05 of the Disclosure Schedule, the Seller and the Purchased Assets are not subject to any Governmental Order (nor, to the best knowledge of the Seller after due inquiry, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated by this Agreement or thereby or otherwise have a Material Adverse Effect. Except as disclosed on Section 3.05 of the Disclosure Schedule, to the knowledge of the Seller, no event has occurred and no circumstance, matter or set of facts exist which would constitute a valid basis for the commencement by any third party of any Action, where a result adverse to the Seller would be reasonably likely to have a Material Adverse Effect.

         SECTION 3.06. Compliance with Laws(a) . (a) Except as set forth in
Section 3.06(a) of the Disclosure Schedule, to the knowledge of the Seller, and as would not (i) materially adversely affect the ability of the Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements; or (ii) otherwise have a Material Adverse Effect, the Seller has conducted and continues to conduct the Business in accordance with all Laws and Governmental Orders applicable to the Seller or the Purchased Assets or the Business, and the Seller is not in violation of any such Law or Governmental Order.

         (b) Except as set forth in Section 3.06(b) of the Disclosure Schedule, the Seller has all licenses, permits, consents, approvals, appointments, certificates, franchises and other authorizations required for the operation of the Business in all jurisdictions and/or required in connection with the execution and performance by the Seller of this Agreement the absence of any of which could have a Material Adverse Effect ("Licenses") and such Licenses are valid and the Seller has not received any notice that any Governmental Authority intends to cancel, terminate or not renew any such License.

         SECTION 3.07. Contracts. (a) As of the date hereof: (i) Section 3.07(a)(i) of the Disclosure Schedule lists each Client Contract; (ii) Section 3.07(a)(ii) of the Disclosure Schedule lists all the Client Arrangements other than the Client Contracts; (iii) Section 3.07(a)(iii) of the

Disclosure Schedule lists all licenses of material Third Party Software and (iv) unless otherwise set out in this Agreement, Section 3.07(a)(iv) of the Disclosure Schedule lists each contract, agreement, invoice, purchase order and other arrangement, for the purchase of personal property, with any supplier or for the furnishing of services to the Seller (related to the Business and which form part of the Assumed Liabilities), or otherwise related to the Business under the terms of which the Seller: (A) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate during the fiscal year ended December 28, 2001, (B) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate over the remaining term of such contract or (C) cannot be cancelled by the Seller without penalty or further payment and without more than 90 days' notice ((i) through (iv) above are collectively the "Material Contracts").

         (b) Except as set forth in Section 3.07(b) of the Disclosure Schedule and except as would not have a Material Adverse Effect, to the knowledge of the Seller, each Material Contract: (i) is valid and binding on the parties thereto and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except to the extent that any consents set forth in Section 3.03 of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Except as would not have a Material Adverse Effect, the Seller is not in Default (as defined below) under, any Material Contract and to the best of the Seller's knowledge, and the Seller is not aware of the assertion by any third party of any claim of Default or breach under any of the Material Contracts. For purposes of this Section, the term "Default" means, with respect to any Material Contract, any default under such Material Contract.

         (c) The Seller has made available to the Purchaser true and complete copies of all Material Contracts except for Client Arrangements that are not Client Contracts.

         (d) Except as set forth in Section 3.07(d) of the Disclosure Schedule, the Seller is not a party to any agreement or understanding which restricts the Seller from engaging in the Business or from competing with any other Person in the conduct of the Business.

         (e) The description set forth in Section 3.07(e) of the Disclosure
Schedule is a complete and accurate description of the general services provided by the Seller to Clients and the fees currently charged for such services under each Client Arrangement other than the Client Contracts

         SECTION 3.08. Real Property. (a) Subject to Section 5.14 of this Agreement and Section 1.01(a)(iv) of the Transition Services Agreement, Section 3.08(a) of the Disclosure Schedule lists: (i) the street address of each parcel of Leased Real Property, concerning which (x) the Purchaser has notified the Seller that the Purchaser intends to sublease from the Seller a portion of the premises at two locations, or (y) the Purchaser has notified Seller that the Purchaser intends to use or occupy a portion of the premises at three locations for its business operations, pursuant to the terms of the Transition Services Agreement, (ii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, and (iii) the Seller's current use of each such parcel of Leased Real Property.

         (b) The Seller has made available to the Purchaser true and complete copies of the master lease and subleases, to the extent available and in the Seller's possession, for each parcel of Leased Real Property which (i) the Purchaser has notified the Seller that the Purchaser intends to sublease from the Seller, or (ii) the Purchaser has notified the Seller that the Purchaser intends to use or occupy for its business operations, pursuant to the terms of the Transition Services Agreement. Except as set forth in Section 3.08(b) of the Disclosure Schedule, the Seller has not subleased any parcel or any portion of any parcel of such Leased Real Property to any other Person.

         (c) Except as otherwise set forth in Section 3.08(c) of the Disclosure Schedule, to the Seller's knowledge there have been no improvements of a value in excess of $100,000 in the aggregate made to or constructed by or on behalf of the Seller on those parcels of Leased Real Property, which (i) the Purchaser has notified the Seller that the Purchaser intends to sublease from the Seller, or
(ii) the Purchaser has notified the Seller that the Purchaser intends to use or occupy for its business operations, pursuant to the terms of the Transition Services Agreement, within the applicable period for the filing of mechanics' liens.

         (d) The rental set forth in each lease or sublease of the Leased Real Property is the actual rental being paid.

         (e) The Seller does not own any real property used in the Business.

         SECTION 3.09. Tangible Personal Property. Exhibit 2.01(c) includes a list each item or distinct group of machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property (the "Tangible Personal Property") included in the Purchased Assets. Except as set forth in Section 3.09 of the Disclosure Schedule, the Tangible Personal Property is in good and workable condition, reasonable wear and tear excepted, and usable in the ordinary course of the Business.

         SECTION 3.10. Purchased Assets. Except as set forth in Section 3.10 of the Disclosure Schedule, the Seller owns, leases or has the legal right to use all the Purchased Assets, including, without limitation, the Tangible Personal Property, and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Seller (as such relate to the Business) in or relating to the conduct of the Business. The Seller has good and marketable title to, or, in the case of leased or subleased Purchased Assets, valid and subsisting leasehold interests in, all the Purchased Assets constituting all assets and primarily in connection with the operation of the Business, subject only to limitations as set forth in Section 3.08(b) or 3.10 of the Disclosure Schedule and (ii) Permitted Encumbrances.

         SECTION 3.11. Employment Matters. (a) The Seller has provided the Purchaser with a list of all Business Employees as set forth in Section 3.11(a) of the Disclosure Schedule which list states for each individual: (i) the name;
(ii) date of hire; (iii) current title or position; (iv) current level of annualized base salary as of the date of this Agreement and bonus amount paid for the calendar year 2000; and (v) the amount of such individual's Retention Bonus, if any. Section 3.11(b) of the Disclosure Schedule lists all "employee benefit plans" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all employment contracts and bonus, severance, fringe benefit, deferred compensation, stock option or other material incentive compensation plans, arrangements or policies that (1) are maintained, administered or contributed to by the Seller or any of its Affiliates and (2) cover any Business Employee ("Plans"). The Seller has not entered into any written employment contracts with any of the Business Employees.

         (b) No Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or subject to Title IV of ERISA.

         (c) All Plans are in compliance with all applicable requirements of Law, including ERISA and the Code, except to the extent that any such noncompliance would not have a Material Adverse Effect.

         (d) There are no controversies pending or, to the knowledge of the Seller, threatened involving any group of Business Employees, and the Seller has not suffered or sustained any work stoppage and no such work stoppage is threatened, that, in any such case, would have a Material Adverse Effect. None of the Business Employees are members of a union or subject to any collective bargaining agreement. To the knowledge of the Seller, no union organizing or election activities involving any Business Employees are in progress or threatened.

         (e) The Seller has complied with all Laws relating to the employment of labor, including Laws relating to wages, hours, equal opportunity, occupational health and safety, severance, collective bargaining, wage payment and collection, and the payment of social security and other Taxes, except to the extent that any such noncompliance would not have a Material Adverse Effect.

         SECTION 3.12. Taxes. (a) The Seller (or the Seller's Affiliates on its behalf) has timely filed all Tax returns required to be filed with respect to Taxes pertaining to the Purchased Assets or the Business and all Taxes (whether required to be shown on such Tax returns or otherwise due) have been paid.

         (b) The Seller has not received from any Governmental Authority any written notice of a proposed adjustment, deficiency or underpayment of any Taxes pertaining to the Purchased Assets or the Business, which notice has not been satisfied by payment or been withdrawn.

         SECTION 3.13. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Seller.

         SECTION 3.14. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since June 30, 2001, except as set forth in
Section 3.14 of the Disclosure Schedule, there has not occurred any event with respect to the Business which has had a Material Adverse Effect. Since June 30, 2001, except as set forth in Section 3.14 of the Disclosure Schedule, the Business has been conducted in the ordinary course and consistent with past practice and there has not occurred (i) except in the ordinary course of Business consistent with past practice, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting or repricing of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any Business Employees, (ii) any waiver of any rights of material value or cancellation of any material debts or claims, (iii) except in the ordinary course of the Business consistent with past practice, any incurrence of any material liability (absolute or contingent); or
(iv) any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the Business or properties of the Seller.

         SECTION 3.15. Provision of Services. Upon execution and delivery of this Agreement and the Ancillary Agreements to which it is a party, and consummation of the transactions contemplated hereby and thereby, the Seller will have full corporate power and authority, and financial and other resources available, subject to the Purchaser providing the services in the time frame required pursuant to each of the Shared Services Agreement and Transition Services Agreement, to perform its obligations under each of the Shared Services Agreement and Transition Services Agreement in all material respects.

         SECTION 3.16. Intellectual Property. (a) Section 3.16 of the Disclosure Schedule sets forth a list of all Intellectual Property capable of being listed or described therein. The Seller owns or has a valid right to use the Intellectual Property in the operation of the Business as currently conducted. To the knowledge of the Seller, the Intellectual Property is valid and enforceable.

         (b) There is no pending or, to the knowledge of the Seller, threatened written claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction, alleging that the Intellectual Property infringes, violates or constitutes the unauthorized use of the intellectual property of any third party or challenging the Seller's ownership, use, validity or enforceability of the Intellectual Property. To the knowledge of the Seller, there are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations that restrict the Seller's right to use, license or transfer any Intellectual Property.

         (c) To the knowledge, of the Seller, the Seller has taken steps in accordance with normal industry practice to maintain the confidentiality of its trade secrets and other confidential Intellectual Property.

         (d) With respect to the Intellectual Property owned by the Seller, except as would not, individually or in the aggregate, have a Material Adverse Effect, all employees and consultants have executed proper assignments or other documents assigning their rights in such Intellectual Property to the Seller.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

         As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as follows:

         SECTION 4.01. Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Minnesota and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and thereby. The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated by this Agreement and thereby have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement has been, and upon their execution the Ancillary Agreements to which the Purchaser is a party shall have been, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes, and upon their execution the Ancillary Agreements to which the Purchaser is a party shall constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

         SECTION 4.02. No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, or indenture, contract, agreement, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party, which would adversely affect the ability of the Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement or by the Ancillary Agreements.

         SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance by the Purchaser of this Agreement and each Ancillary Agreement to which the Purchaser is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to any Governmental Authority, except as described in Section 4.03 of the Disclosure Schedule.

         SECTION 4.04. Financial Ability. The Purchaser has cash available or has existing borrowing facilities or unconditional, binding firm commitments that are sufficient to enable it to consummate the transactions contemplated by this Agreement. True and correct copies of any such facilities and commitments have been provided to the Seller. The conditions to such financing will each be satisfied and such financing will be available on a timely basis for the transactions contemplated by this Agreement.

         SECTION 4.05. Litigation. No Action by or against the Purchaser is pending or threatened, which could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated by this Agreement or thereby.

         SECTION 4.06. Brokers. Except for William J. Goss, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser. The Purchaser shall be solely responsible for payment of the fees and expenses of William J. Goss.

         SECTION 4.07. Provision of Services. Upon execution and delivery of this Agreement and the Ancillary Agreements to which it is a party, and consummation of the transactions contemplated hereby and thereby, the Purchaser will have full power and authority, and financial and other resources available, subject to the Seller providing the services the Seller is required to provide pursuant to the Transition Services Agreement and in the time frame required pursuant to the Transition Services Agreement, (i) to perform its obligations to all Transferred Clients and those Terminated Clients whose termination is not effective until after Closing under the applicable Client Arrangements in all material respects; (ii) to perform its obligations in all material respects to all Transferred Employees in accordance with the provisions of Article VI; (iii) to perform its obligations under the Transition Services Agreement in all material respects.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

         SECTION 5.01. Conduct of Business Prior to the Closing. (a) The Seller covenants and agrees that, except as described in Section 5.01(a) of the Disclosure Schedule, between the date hereof and the Closing, the Seller shall conduct the Business in the ordinary course and consistent with the Seller's prior practice. Without limiting the generality of the foregoing, except as described in Section 5.01(a) of the Disclosure Schedule, the Seller shall use reasonable commercial efforts to (i) preserve intact the organization and the reputation of the Business, (ii) keep available to the Purchaser the services of the Business Employees and (iii) preserve its current relationships with the Clients.

         (b) Except as described in Section 5.01(b) of the Disclosure Schedule, the Seller covenants and agrees that, between the date hereof and the Closing, without the prior written consent of the Purchaser, the Seller will not do any of the following:

                  (iv) permit or allow any of the Purchased Assets to be subjected to any Encumbrance, other than Encumbrances that will be released at or prior to the Closing;

                  (v) amend, terminate, cancel or compromise any Client Contract or any claims of the Seller against any Clients or waive any other rights of value to the Seller which claims or rights are included therein;

                  (vi) sell, transfer, lease, sublease, license or otherwise dispose of any of the Purchased Assets other than in the ordinary course of business;

                  (vii) maintain the books, accounts and records of the Business not in the usual, regular and ordinary manner or on a basis inconsistent with prior periods;

                  (viii) make any material changes in the methods of operations of the Business except in accordance with past practice, including, without limitation, practices and policies relating thereto except as contemplated by this Agreement and the Ancillary Agreements;

                  (ix) (A) except as set forth in this Agreement, grant any increase, or announce any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Seller to any Business Employees, including, without limitation, any increase or change pursuant to any Plan or (B) establish, increase or promise to increase any benefits under any plan, in any such case except in accordance with past practice or in the ordinary course of business of the Seller or its Affiliates pursuant to pre-existing contractual arrangements, as contemplated pursuant to Article VI hereof, as required by Law or pursuant to broad based compensation plan changes made to such plans of the parent of the Seller which changes are made on a non-discriminatory basis; or

                  (x) agree, whether in writing or otherwise, to take any of the actions specified in this Section 5.01(b).

         SECTION 5.02. Access to Information. (a) From the date hereof until the Closing, upon reasonable notice, during normal business hours and with the purpose that an uninterrupted and efficient transfer of the Business may be accomplished, the Seller shall cause its officers, directors, employees, agents, representatives, accountants and counsel to (i) afford the officers, employees, agents, accountants, counsel, financing sources and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, books and records of the Seller relating to the Business and to those officers, directors, employees, agents, accountants and counsel of the Seller who have any knowledge relating to the Seller and (ii) furnish to the officers, employees, agents, accountants, counsel, financing sources and representatives of the Purchaser such additional financial and operating data and other information regarding the Purchased Assets or Assumed Liabilities (or legible copies thereof) as the Purchaser may from time to time reasonably request, to the extent in Seller's possession; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations, (including the Business) of the Seller or any of its Affiliates.

         (b) In order to facilitate the resolution of any claims made by or against or incurred by the Seller prior to the Closing, for a period of seven years after the Closing, the

Purchaser shall (i) retain the books and records of the Business relating to periods prior to the Closing in a manner reasonably consistent with the prior practice of the Seller and (ii) upon reasonable notice, afford the officers, employees, agents and representatives of the Seller reasonable access (including the right to make, at the Seller's expense, photocopies), during normal business hours, to such books and records.

         (c) In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, the Seller shall (i) retain the books and records of the Seller which relate to the Business for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser and (ii) upon reasonable notice, afford the officers, employees, agents and representatives of the Purchaser reasonable access (including the right to make photocopies, at the expense of the Purchaser), during normal business hours, to such books and records.

         SECTION 5.03. Regulatory and Other Authorizations; Notices and Consents. (a) The Purchaser and the Seller each shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their respective execution and delivery of, and the performance of their respective obligations pursuant to, this Agreement and the Ancillary Agreements. Each party hereto will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. Neither party will take any action that would have the effect of delaying, impairing or impeding the receipt of any required approvals.

         (b) Except as provided in Section 5.06, the Purchaser shall give promptly such notices to third parties and use its best efforts to obtain such third party consents and estoppel certificates in connection with the transactions contemplated by this Agreement.

         (c) The Seller shall cooperate and use all reasonable efforts to assist the Purchaser in giving such notices and obtaining such consents and estoppel certificates.

         (d) The Seller and the Purchaser agree that, in the event that any consent, approval or authorization necessary or desirable to preserve for the Business any right or benefit under any Material Contract is not obtained prior to the Closing, the Seller will, subsequent to the Closing, cooperate with the Purchaser in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Seller shall use its commercially reasonable efforts to provide the Purchaser with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, if the Seller provides such rights and benefits, the Purchaser shall assume the obligations and burdens thereunder, including, reimbursing the Seller for payments made by the Seller on behalf of the Purchaser.

         (e) In furtherance of Section 5.03(d), unless otherwise directed by the Purchaser in writing, the Seller will: (i) to the extent permitted by the Client Arrangements or Law, assign and transfer all Client Arrangements to the Purchaser; (ii) use commercially reasonable efforts to encourage Clients to enter into written agreements with the Purchaser, substantially in the form of Exhibit 5.03 hereto, for the provision of Health and Welfare Services ("Purchaser Client Contracts"), and
(iii) to the extent the Client Arrangements or applicable Law prohibit compliance with subparagraphs (i), or (ii), use its commercially reasonable efforts to provide the Purchaser with the rights, benefits and obligations under such Client Arrangement, including, at the Purchaser's request, terminating the Client Arrangements, in accordance with its terms, with a particular Client and working with the Purchaser and the Client to have the Purchaser and Client enter into an arrangement with respect to the provision by the Purchaser of Health and Welfare Services.

         (f) Subject to Section 5.03(e), upon the earliest to occur of (i) the expiration of the remaining term of a Client Arrangement, (ii) the assignment or transfer of a Client Arrangement by the Seller to the Purchaser, or (iii) the entering into of an alternative arrangement between the Purchaser and the Client with respect to such Client Arrangement, the Seller shall have no further obligation to the Purchaser to obtain any consents from such Client.

         SECTION 5.04. Notice of Developments. Prior to the Closing, each party hereto shall promptly notify the other party in writing of (a) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of such party in this Agreement, which could have the effect of making any representation or warranty of such party in this Agreement untrue or incorrect in any respect or cause the failure of any condition to Closing to be satisfied.

         SECTION 5.05. Use of Company Marks. (a) The Purchaser acknowledges that from and after the Closing, the Company Marks shall be owned exclusively by the Seller or its Affiliates, that neither the Purchaser nor any of its Affiliates shall have any rights in the Company Marks, except as expressly set forth in
Section 5.05(b), and that neither the Purchaser nor any of its Affiliates will contest the ownership or validity of any rights of the Seller in or to the Company Marks.

         (b) Notwithstanding the foregoing, the Seller acknowledges and agrees that the Purchaser shall have the limited right to use the Company Mark "Howard Johnson" for a period of 180 days after Closing, except in the case of the "stop loss manuals" for which such right shall extend to the earlier of the first delivery by the Purchaser of all such "stop loss manuals" to each Transferred Client or December 31, 2002, in connection with the transition of the Business from the Seller to the Purchaser, and in particular in connection with communicating the change in ownership of various Seller newsletters and related publications; provided, however that any such use shall be subject to the Seller's written consent, which consent shall not be unreasonably withheld. Except as expressly provided in this Agreement, no other right to use any Company Marks is granted by the Seller to the Purchaser, whether by implication or otherwise.

         SECTION 5.06. Client Communication. (a) The Seller shall provide notice, in form and substance reasonably acceptable to the Purchaser, to each Client which shall (i) identify the Purchaser, (ii) provide notice of this Agreement and the transactions contemplated hereby and (iii) encourage such Client to accept the Purchaser as its provider of Health and Welfare

Services with respect to its Client Arrangement and (iv) shall use commercially reasonable efforts to encourage such Client to enter into a Purchaser Client Contract. The Purchaser shall provide notice, in form and substance reasonably acceptable to the Seller, to each Client, which shall (1) introduce the Purchaser to the Client and encourage the Client to accept the Purchaser as its provider of Health and Welfare Services, with respect to its Client Arrangement.
(2) state that Health and Welfare Services with respect to such Client Arrangement will be accomplished in a manner that is transparent and without disruption to the Client; and (3) state that the Purchaser will provide services similar to the Health and Welfare Services to Transferred Clients and those Terminated Clients whose termination is not effective until after Closing of the same type and the same or better quality, and on the same or better terms as currently provided by the Seller; and (4) include a form of Purchaser Client Contract. The Purchaser shall have the right to contact Transferred Clients directly, independent of such joint contact, and shall notify the Seller promptly of such contact and the details thereof. During such contact with the Transferred Clients, the Purchaser shall, in good faith, act in a manner that would not be likely to impair the relationship between the Seller and its Affiliates and such Transferred Clients.

         (b) Each of the Seller and the Purchaser shall designate marketing representatives to use commercially reasonable efforts to jointly contact all Clients, including prospective clients but excluding Terminated Clients, in order to encourage such Clients to accept the Purchaser as its provider of actual and prospective Health and Welfare Services with respect to their Client Arrangement from the Seller to the Purchaser and to enter into a Purchaser Client Contract. Such efforts shall include, but not be limited to, meeting with each Client not more than 30 days from the date of this Agreement. The Seller shall contact Terminated Clients to facilitate termination of their Client relationship.

         SECTION 5.07. Conversion of Transferred Clients. (a) No later than 24 months from Closing, all services to Transferred Clients and those Terminated Clients whose termination is not effective until after Closing to be performed pursuant to the relevant Client Arrangements will be performed entirely by the Purchaser on the Purchaser's information system, except as otherwise provided in the Transition Services Agreement and the Shared Services Agreement. The details of, and services provided to, each Client under the Client Arrangements may be removed from the information systems of the Seller after 12 months from Closing in the case of the Transition Services Agreement and after 24 months from Closing in the case of the Shared Services Agreement if not removed prior thereto in accordance with and as more particularly set out in both the Transition Services Agreement and the Shared Services Agreement.

         (b) The Seller shall provide assistance to the Purchaser as provided in the Transition Services Agreement and the Shared Services Agreement to assist the Purchaser in performing its obligations pursuant to Section 5.07(a).

         (c) By the Closing Date, the Seller will have performed in all material respects all of the obligations required to be performed by the Seller on or prior to the Closing Date, to all Transferred Clients and those Terminated Clients whose termination is not effective until after Closing under the applicable Client Arrangements.

         SECTION 5.08. Bulk Transfer Laws. The Purchaser hereby waives compliance by the Seller with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Purchased Assets to the Purchaser. Pursuant to Article IX, the Seller has agreed to indemnify the Purchaser against any and all liabilities (including, but not limited to, any liabilities for Taxes of the Seller as a transferee or otherwise) which may be asserted by third parties against the Purchaser as a result of the Seller's noncompliance with any such law.

         SECTION 5.09. Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

         SECTION 5.10. Transition Services and Shared Services. (a) Following the Closing Date, the Seller shall provide, or cause to be provided, to the Business certain services that are currently provided by the Seller and its Affiliates to the Business, all as more fully set forth in the Transition Services Agreement.

         (b) Following the Closing Date, the Seller shall provide, or cause to be provided, to the Business certain services that are currently provided by the Seller and its Affiliates to the Business, all as more fully set forth in the Shared Services Agreement.

         SECTION 5.11. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

         SECTION 5.12. Financial Abilities. The Purchaser covenants and agrees not to take any action between the date of this Agreement and the Closing Date that would reasonably be expected to render the Purchaser financially unable to purchase the Purchased Assets.

         SECTION 5.13. Continued Assistance. Following the Closing, the Seller shall refer to the Purchaser as promptly as practicable any telephone calls, letters, orders, notices, requests, inquiries and other communications relating to the Business or the provision of Health and Welfare Services. The Seller and the Purchaser shall each cooperate in an orderly transfer of the Business and the continuation thereof by the Purchaser. From time to time, the Seller shall, at the Purchaser's request and without further consideration, and the Purchaser shall, at the Seller's request and without further consideration, execute, acknowledge and deliver such documents, instruments or assurances and take such other action as the Purchaser or the Seller, as the case may be, may reasonably request to more effectively assign, convey and transfer any of the Purchased Assets, properties, rights or claims of the Business and the Seller will assist the Purchaser and the Purchaser will assist the Seller in the vesting, collection or reduction to possession of such Purchased Assets, properties, rights and claims.

         SECTION 5.14. Real Estate. The parties acknowledge and agree that the execution and delivery of sublease agreements and/or license agreements to the Purchaser of any of the Leased Real Property shall not be a condition to Closing hereunder. Seller and Purchaser shall negotiate in good faith the terms of such sublease agreements and/or license agreements of such portions of the Leased Real Property as the Seller and the Purchaser shall mutually agree. If the parties reach agreement upon the terms of any such sublease agreements and/or license agreements, the Seller shall use commercially reasonable efforts to obtain the consent of any overlandlord required in connection with such sublease agreements and/or license agreements, but shall not be required to (i) expend any funds (other than reasonable attorneys' fees and disbursements of the Seller and any such overlandlord), (ii) initiate any legal proceeding to compel any such consent or
(iii) agree to any amendment or modification of its lease of the Leased Real Property. The Purchaser acknowledges that Seattle Property #3 and the San Francisco Property (as such terms are used in Section 3.08(a) of the Disclosure Schedule) are leased by Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Seller has no legal interest in those Leased Real Properties and that the Seller's legal obligations with respect to them are limited to those set forth in Section 1.01(a)(iv) of the Transition Services Agreement.

         SECTION 5.15. Non-Compete.The Purchaser agrees to comply with Section 2(b) and related provisions of the contract set out in Section 3.07(d) of the Disclosure Schedule as if the Purchaser were a party thereto.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

         SECTION 6.01. Offer of Employment. (a) No later than 5 Business Days after the date of this Agreement, the Purchaser shall make irrevocable written offers of employment to all Business Employees. The Purchaser's employment of the Business Employees will become effective upon the Closing (subject to acceptance). As used herein, "Transferred Employee" shall mean each Business Employee who accepts such offer.

         (b) Subject to Section 6.06, the offers of employment to the Business Employees shall provide each Business Employee with (i) an aggregate base salary payable in cash that is not less than the base salary amount which is in effect for such Business Employees as of the date of this Agreement as set forth on
Section 3.11(a) of the Disclosure Schedule (as the same may be increased as permitted by Section 6.01(g) and Section 5.01), (ii) participation in, on substantially similar terms, the employee benefit programs and incentive plans applicable to the Purchaser's employees of similar position, and (iii) a position that is comparable in terms of responsibility and duties to each such employee's responsibility and duties as of the date of this Agreement.

         (c) (i) Subject to Section 6.06, the Seller and the Purchaser shall be responsible for making bonus payments to the Transferred Employees in an aggregate amount equal to $495,001 (collectively the "Performance Bonus"). The Seller shall pay to the Transferred Employees a portion (the "Seller Portion") of the Performance Bonus equal to the amount of the Performance Bonus multiplied by a fraction, the numerator of which is the number of days in calendar year 2001 prior to the Closing Date and the denominator of which is 365. The Purchaser shall pay to the Transferred Employees a portion (the "Purchaser Portion") of the Performance Bonus equal to the amount of the Performance Bonus multiplied by a fraction, the numerator of which is the number of days remaining in calendar year 2001 as of, and including, the Closing Date and the denominator of which is 365. Each of the Seller and the Purchaser shall be responsible for payment of the employer portion of FICA and other applicable federal payroll taxes associated with the payment of its respective portion of the Performance Bonus to the Transferred Employees.

         (ii) The Seller agrees to pay the Seller Portion of the Performance Bonus in cash to the Transferred Employees on or before March 15, 2002. The amount of the Seller Portion that any Transferred Employee shall be entitled to receive shall be determined by the Seller, in its discretion; provided, however, that the Seller shall pay the entire Seller Portion to the Transferred Employees in the aggregate (without reduction for any termination of employment described below). Notwithstanding the foregoing, the Seller shall not be obligated to pay a Transferred Employee any portion of the Seller Portion of the Performance Bonus if such Transferred Employee's employment is terminated by the Purchaser for cause or voluntarily by the Transferred Employee without good reason on or before March 15, 2002.

         (iii) The Purchaser agrees to pay the Purchaser Portion of the Performance Bonus in cash to the Transferred Employees on or before March 15, 2002. The amount of the Purchaser Portion that any Transferred Employee shall be entitled to receive shall be determined by the Purchaser, in its discretion; provided, however, that the Purchaser shall pay the entire Purchaser Portion to the Transferred Employees in the aggregate (without reduction for any termination of employment described below). Notwithstanding the foregoing, the Purchaser shall not be obligated to pay a Transferred Employee any portion of the Purchaser Portion of the Performance Bonus if such Transferred Employee's employment is terminated by the Purchaser for cause or voluntarily by the Transferred Employee without good reason on or before March 15, 2002.

         (d) The Purchaser shall waive any pre-existing condition limitations under its medical and dental plans and programs provided to Transferred Employees if the condition was covered under the Plans and would, but for a pre-existing condition limitation, be covered under the Purchaser's plans and programs. In accordance with the Seller's vacation policy applicable to terminated employees, the Seller shall pay cash to each Transferred Employee in an amount equal to the accrued, but unused, vacation days of such Transferred Employee as of the Closing Date, as determined under the Seller's vacation policy applicable to such Transferred Employee. Consistent with the Seller's illness policy, cash payments will not be made with respect to unused sick days.

         (e) Transferred Employees shall receive credit for all purposes, including, without limitation, eligibility to participate, vesting, benefit accrual and eligibility to receive benefits, under any employee benefit plan, program or arrangement (including, without limitation, vacation policies and merit increases) established or maintained by the Purchaser or any of its Affiliates for service accrued or deemed accrued prior to the Closing Date with the Seller.

         (f) The Purchaser shall make available to the Business Employees to whom offers of employment are tendered one or more human resources representatives to (i) respond to

Business Employees' inquiries about the terms and conditions of employment and benefits with the Purchaser, (ii) in conjunction with human resources representatives of the Seller, resolve employment and benefits issues with respect to Business Employees and (iii) work to ensure a smooth transition of the Transferred Employees from the Seller to the Purchaser.

         (g) During the first quarter of 2002, the base salary paid by the Purchaser to each Transferred Employee shall be increased by at least the amount of the merit increase paid or to be paid by the Purchaser for such year to its current employees holding the same or comparable title, position and seniority.

         SECTION 6.02. Transition Compensation Program. (a) Except as otherwise set forth in this Section 6.02(a), the Purchaser shall make retention payments to Transferred Employees in an aggregate amount equal to $958,000 (the "Retention Bonuses") in accordance with the terms and conditions set forth in the Merrill Lynch/Howard Johnson Transition Compensation Program (the "Transition Program"), a copy of which has been provided to those Business Employees listed as eligible to receive a Retention Bonus in Section 3.11(p) of the Disclosure Schedule. The Purchaser shall pay the Retention Bonuses to the Transferred Employees on or before June 28, 2002. Subject to the terms and conditions set forth in the Transition Program, the Purchaser shall pay to each Transferred Employee an amount equal to the Retention Bonus amount specified for such Transferred Employee in Section 3.11(a) of the Disclosure Schedule; provided, however, that, in the event that the Purchaser terminates such Transferred Employee's employment without cause or such Transferred Employee terminates his or her employment voluntarily for good reason prior to June 28, 2002, the Purchaser shall remain obligated to pay such retention bonus amount to the Transferred Employee in addition to the severance amount payable under subsection (b) below; provided further that if any Transferred Employees are terminated by the Purchaser for cause or voluntarily by such Transferred Employees without good reason and, as a result, the Retention Bonus of such Transferred Employee is not paid by the Purchaser, the Purchaser shall return to the Seller the amount specified pursuant to Section 2.07 hereof. The Purchaser shall also be responsible for payment of the employer portion of FICA and other applicable federal payroll taxes associated with the payment of the Retention Bonuses to the Transferred Employees.

         (b) In the event that a Transferred Employee's employment is terminated by the Purchaser without cause or voluntarily by the Transferred Employee for good reason following the Closing Date but on or before the six-month anniversary of the Closing Date, the Purchaser shall pay severance to such Transferred Employee in an amount that is equal to not less than the amount that would have been payable to such Transferred Employee under the Seller's severance program, as set forth in Section 6.02(b)(i) of the Disclosure Schedule, had such Transferred Employee's employment with the Seller been terminated at the time the Transferred Employee's employment is terminated by the Purchaser. In the event that a Transferred Employee's employment is terminated by the Purchaser without cause or voluntarily by the Transferred Employee for good reason following the six-month anniversary of the Closing Date but on or before June 28, 2002, the Purchaser shall pay severance to such Transferred Employee in an amount consistent with Purchaser's severance practices at the time of such termination for an employee holding the same or comparable title, position and seniority.

         (c) The Purchaser and the Seller agree that for federal, state and local income tax purposes they will each treat the payment of the Retention Bonuses as payment by the Purchaser in consideration of value received by Purchaser from the Transferred Employees and not as a liability of the Seller assumed by the Purchaser.

         SECTION 6.03. Workers Compensation. The Seller shall be responsible for all workers' compensation benefits, occupational diseases claims and employer liability claims payable to any Transferred Employee with respect to claims incurred prior to the Closing Date. The Purchaser shall be responsible for all workers' compensation benefits, occupational diseases claims and employer liability claims payable to any Transferred Employee with respect to claims incurred on or subsequent to the Closing Date.

         SECTION 6.04. Defined Contribution Plans. Following the Closing Date, the Purchaser shall permit each Transferred Employee who so elects to make a direct transfer of an eligible rollover distribution, within the meaning of
Section 401(a)(31) of the Code, from each of the Seller's defined contribution plans in which such Transferred Employee participates to a defined contribution plan of the Purchaser applicable to the Transferred Employee. To the extent that all or a portion of the balance of any Transferred Employee's account under a defined contribution plan of the Seller includes an outstanding plan loan to such Transferred Employee, the Purchaser shall cause the applicable defined contribution plan of the Purchaser to accept such outstanding loan as part of the direct transfer and shall cause such plan to permit the continued amortization of the loan by the Transferred Employee in accordance with its terms and the applicable provisions of ERISA and the Code.

         SECTION 6.05. Flexible Spending Accounts. On or prior to the Closing Date, the Seller shall separate its Health Care Flexible Spending Account and Dependent Care Account into two separate arrangements: one covering Transferred Employees ("Seller's FSAs") and one covering other persons participating therein on the effective date of such separation. The Purchaser shall assume the Seller's FSAs and all obligations to pay claims thereunder not submitted to the Seller with respect to each Transferred Employee as of the Closing Date and may, at its option, merge Seller's FSAs with its analogous flexible spending accounts (Seller's FSAs or Purchaser's analogous arrangements, as constituted immediately following the Closing Date, being referred to herein as "Purchaser's FSAs"). The Seller shall transfer cash to the Purchaser (within sixty (60) days following the Closing Date) equal to the aggregate obligations assumed under the Seller's FSAs. Each Transferred Employee shall be credited immediately following the Closing Date under the Purchaser's FSAs with amounts available for reimbursement between the Closing Date and December 31, 2001 equal to such amounts as were credited under Seller's FSAs with respect to such person immediately prior to the Closing Date. The Purchaser shall give effect under the Purchaser's FSAs to calendar year 2001 elections made by Transferred Employees with respect to the Seller's FSAs. Any claims for reimbursement outstanding and unpaid as of the Closing Date may, at the option of the Seller, either be processed and, if allowed, paid by the Seller or forwarded to the Purchaser for processing, and the Purchaser shall reimburse the Seller for any such claims paid by the Seller within sixty (60) days of notification by the Seller of the amounts of such claims and persons to whom paid. The parties agree to make reasonable, good faith efforts to implement the provisions of this Section 6.05 to take into account the complexity of transferring Health Care Flexible Spending Accounts and Dependent Care Accounts and to take into account that coverage under the Seller's programs typically continues until the last day of the month during which a participant's termination of employment occurs.

         SECTION 6.06. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any employee of the Seller or the Purchaser or his or her legal representatives any rights as a third party beneficiary, or otherwise, or any remedies of any nature or kind whatsoever under or by reason of this Agreement, including, without limitation, any rights of employment or continued employment.

                                   ARTICLE VII

                                   TAX MATTERS

         SECTION 7.01. Sales, Use and Other Transfer Taxes. The Purchaser shall provide the Seller with such resale exemption certificates as are appropriate. The Purchaser shall be responsible for and shall indemnify the Seller for any sales, property transfer, and similar transfer taxes, levies, charges and fees incurred in connection with the sale of the Purchased Assets contemplated by this Agreement. The Purchaser and the Seller agree to cooperate in the filing of all necessary documentation and all Tax returns with respect to all such Taxes, including any available pre-sale filing procedure.

         SECTION 7.02. Property Taxes. Subject to Section 7.06, the Purchaser shall pay all personal property Taxes attributable to the Purchased Assets that accrue and become due after the Closing Date. The Seller shall pay all property Taxes that accrue or become due on or prior to the Closing Date.

         SECTION 7.03. Treatment of Indemnity Payments. All payments made by the Seller or the Purchaser, as the case may be, to or for the benefit of the other party pursuant to any indemnification obligations under this Agreement shall be treated as adjustments to the Purchase Price for Tax purposes and such agreed treatment shall govern for purposes of this Agreement.

         SECTION 7.04. Allocation of Purchase Price. The Seller will use its commercially reasonable efforts to deliver to the Purchaser its proposed allocation of the Purchase Price, on Section 7.04 of the Disclosure Schedule, in accordance with the rules under Section 1060 of the Code and the Regulations within 60 days of the Closing, but in any event no later than 90 days after Closing. If the Purchaser disagrees with any items reflected on Section 7.04 of the Disclosure Schedule, the Purchaser shall notify, within 20 Business Days following the delivery of Section 7.04 of the Disclosure Schedule by the Seller in writing, the Seller of such disagreement and its reason for so disagreeing, in which case the Seller and the Purchaser shall attempt to resolve the disagreement. If the parties have not resolved any such dispute at least 20 days following the giving of such written notice by the Purchaser, the dispute shall be referred to an independent accounting firm whose determination shall be binding on both parties. The Seller and the Purchaser each agree to prepare and file an IRS Form 8594 in a timely fashion pursuant to Section 7.04 of the Disclosure Schedule, in accordance with the rules under Section 1060 of the Code and the Regulations. To the extent that the Purchase Price is adjusted after the

Closing Date, the parties agree to revise and amend Section 7.04 of the Disclosure Schedule and IRS Form 8594 in the same manner and according to the same procedure. The allocation of the Purchase Price pursuant to this subsection shall be binding on the Seller and the Purchaser for all Tax reporting purposes except that neither party shall be unreasonably impeded in their ability and discretion to negotiate, compromise and/or settle any Tax audit, claim or similar proceedings.

         SECTION 7.05. Cooperation. The Purchaser and the Seller shall cooperate with each other and with each other's respective agents, including accounting firms and legal counsel, in connection with the preparation or audit of any Tax return(s) and any Tax claim or litigation in respect of the Purchased Assets that include whole or partial taxable periods, activities, operations or events on or prior to the Closing Date, which cooperation shall include, but not be limited to, making available, at reasonable costs, original documents and employees, if any, capable of providing information or testimony.

         SECTION 7.06. Allocation of Taxes. For the purposes of Section 2.02(b) and Section 7.02, in the case of Taxes imposed on a periodic basis with respect to any Purchased Assets or otherwise measured by the level of any item and that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period beginning on the first day of such period and ending on the Closing Date, payable by the Seller, shall be deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period. The portion of any such Tax that is allocable to the period beginning with the day following the Closing Date and ending with the last date in such period, payable by the Purchaser, shall be deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of calendar days in the period beginning with the day following the Closing Date and ending on the last day of such period and the denominator of which is the number of calendar days in the entire period.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

         SECTION 8.01. Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

                  (q) Representations, Warranties and Covenants The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, in which case, such representations and warranties shall be true and correct as of that date with the same force and effect as if made as of the Closing Date, the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing Date shall have been complied with in all material respects and the Seller shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

                  (r) No Proceeding or Litigation. No Action shall have been commenced by any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 8.01(b) shall not apply if the Seller has directly or indirectly solicited or encouraged any such Action;

                  (s) Consents and Approvals. The Purchaser and the Seller shall have received, each in form and substance reasonably satisfactory to the Purchaser, all authorizations, consents, orders and approvals of all Governmental Authorities necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements; and

                  (t) Ancillary Agreements. The Purchaser shall have executed and delivered to the Seller each of the Ancillary Agreements to which it is a party.

         SECTION 8.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

                  (u) Representations, Warranties and Covenants. The representations and warranties of the Seller contained in this Agreement (i) that are not qualified by "materiality" or "Material Adverse Effect" shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date and (ii) that are qualified by "materiality" or Material Adverse Effect" shall have been true and correct when made and shall be true and correct as of the Closing Date, except in either such case to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date, in each case, with the same force and effect as if made as of the Closing Date, the covenants and agreements contained in this Agreement to be complied with by the Seller on or before the Closing Date shall have been complied with in all material respects and the Purchaser shall have received a certificate of the Seller to such effect signed by a duly authorized officer thereof;

                  (v) No Proceeding or Litigation. No Action shall have been commenced or threatened by any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which is likely to render it impossible or unlawful to consummate such transactions or which could have a Material Adverse Effect;

                  (w) Consents and Approvals. The Purchaser and the Seller shall have received, each in form and substance reasonably satisfactory to the Purchaser, all authorizations, consents, orders and approvals of all Governmental Authorities necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements; and

                  (x) Ancillary Agreements. The Seller shall have executed and delivered to the Purchaser each of the Ancillary Agreements to which it is a party.

                                   ARTICLE IX

                                 INDEMNIFICATION

         SECTION 9.01. Survival of Representations and Warranties. (a) The representations and warranties of the Seller contained in this Agreement and the Ancillary Agreements shall survive the Closing for a period of 18 months following the Closing Date; provided, however, that the representations and warranties made pursuant to Sections 3.01, 3.10 and 3.13 shall survive indefinitely, and the representations and warranties made pursuant to Section
3.12 shall survive for a period of 90 days after the expiration of the applicable statute of limitations. Neither the period of survival nor the liability of the Seller with respect to the Seller's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Purchaser to the Seller, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

         (b) The representations and warranties of the Purchaser contained in this Agreement and the Ancillary Agreements shall survive the Closing for a period of 18 months following the Closing Date; provided, however, that the representations and warranties made pursuant to Sections 4.01 and 4.06 shall survive indefinitely. Neither the period of survival nor the liability of the Purchaser with respect to the Purchaser's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Seller. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Seller to the Purchaser, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

         SECTION 9.02. Indemnification by the Seller. (a) The Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Purchaser Indemnified Party") shall be indemnified and held harmless by the Seller from and against any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

                  (xi) the breach of any representation or warranty made by the Seller contained in the Agreement;

                  (xii) the breach of any covenant or agreement by the Seller contained in the Agreement;

                  (xiii) Liabilities arising from or related to any failure of the Seller to comply with laws relating to bulk transfers or bulk sales with respect to the transactions contemplated by this Agreement (notwithstanding the waiver contained in Section 5.08); and

                  (xiv) the Excluded Liabilities.

To the extent that the Seller's undertakings set forth in this Section 9.02 may be unenforceable, the Seller shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Purchaser Indemnified Parties.

         (b) A Purchaser Indemnified Party shall give the Seller notice of any matter which a Purchaser Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Seller under this Article IX with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall be governed by and be contingent upon the following additional terms and conditions: if a Purchaser Indemnified Party shall receive notice of any Third Party Claim, the Purchaser Indemnified Party shall give the Seller notice of such Third Party Claim within 30 days of the receipt by the Purchaser Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Seller from any of its obligations under this
Article IX except to the extent that the Seller is materially prejudiced by such failure and shall not relieve the Seller from any other obligation or Liability that it may have to any Purchaser Indemnified Party otherwise than under this
Article IX. The Seller shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Purchaser Indemnified Party within five days of the receipt of such notice from the Purchaser Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Purchaser Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Purchaser Indemnified Party and the Seller, then the Purchaser Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Purchaser Indemnified Party determines counsel is required, at the expense of the Seller. In the event that the Seller exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Purchaser Indemnified Party shall cooperate with the Seller in such defense and make available to the Seller, at the Seller's expense, all witnesses, pertinent records, materials and information in the Purchaser Indemnified Party's possession or under the Purchaser Indemnified Party's control relating thereto as is reasonably required by the Seller. Similarly, in the event the Purchaser Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Seller shall cooperate with the Purchaser Indemnified Party in such defense and make available to the Purchaser Indemnified Party, at the Seller's expense, all such witnesses, records, materials and information in the Seller's possession or under the Seller's control relating thereto as is reasonably required by the Purchaser Indemnified Party. No such Third Party Claim may be settled by the Purchaser without the prior written consent of the Seller Indemnified Party.

         SECTION 9.03. Indemnification by the Purchaser. (a) The Seller and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Seller Indemnified Party") shall be indemnified and held harmless by the Purchaser from and against any and all Losses, arising out of or resulting from:

                  (xv) the breach of any representation or warranty made by the Purchaser contained in the Acquisition Documents;

                  (xvi) the breach of any covenant or agreement by the Purchaser contained in the Acquisition Documents; and

                  (xvii) the Assumed Liabilities.

To the extent that the Purchaser's undertakings set forth in this Section 9.03 may be unenforceable, the Purchaser shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Seller Indemnified Parties.

         (b) A Seller Indemnified Party shall give the Purchaser notice of any matter which such the Seller Indemnified Party has determined has given rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Purchaser under this Article IX with respect to Losses arising from Third Party Claims shall be governed by and be contingent upon the following additional terms and conditions: if a Seller Indemnified Party shall receive notice of any Third Party Claim, such Seller Indemnified Party shall give the Purchaser notice of such Third Party Claim within 30 days of the receipt by the Seller Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Purchaser from any of its obligations under this Article IX except to the extent that the Purchaser is materially prejudiced by such failure and shall not relieve the Purchaser from any other obligation or Liability that it may have to any Seller Indemnified Party otherwise than under this Article IX. The Purchaser shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to such Seller Indemnified Party within five days of the receipt of such notice from the Seller Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of such Seller Indemnified Party in its sole and absolute discretion, for the same counsel to represent both the Seller Indemnified Party and the Purchaser, then the Seller Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Seller Indemnified Party determines counsel is required, at the expense of the Purchaser. In the event that the Purchaser exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Seller Indemnified Party shall cooperate with the Purchaser in such defense and make available to the Purchaser, at the Purchaser's expense, all witnesses, pertinent records, materials and information in the Seller Indemnified Party's possession or under the Seller Indemnified Party's control relating thereto as is reasonably required by the Purchaser. Similarly, in the event the Seller Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Purchaser shall cooperate with the Seller Indemnified Party in such defense and make available to the Seller Indemnified Party, at the Purchaser's expense, all such witnesses, records, materials and information in the Purchaser's possession or under the Purchaser's control relating thereto as is reasonably required by the Seller Indemnified Party. No such Third Party Claim may be settled by the Seller without the prior written consent of the Purchaser Indemnified Party.

         SECTION 9.04. Limits on Indemnification. (a) Notwithstanding anything to the contrary contained in this Agreement: (i) an Indemnifying Party shall not be liable for any claim for indemnification pursuant to Section 9.02 or 9.03, unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Indemnifying Party equals or exceeds $500,000, after which the Indemnifying Party shall be liable only for those Losses in excess of $500,000; (ii) no Losses may be claimed under Section 9.02 or 9.03 by an Indemnified Party or shall be reimbursable by an Indemnifying Party or shall be included in calculating the aggregate Losses set forth in clause (a) above other than Losses in excess of $1,000 resulting from any single or aggregated claims arising out of the same facts, events or circumstances; and (iii) the maximum amount of indemnifiable Losses which may be recovered from an Indemnified Party arising out of or resulting from the causes set forth in Section 9.02 or 9.03, as the case may be, shall be an amount equal to 20% of the Purchase Price.

         (b) Payments pursuant to Section 9.02 and 9.03 shall be limited to the amount of any liability or damage that remains after deducting therefrom (i) any Tax benefit actually realized by any Indemnified Party and (ii) any insurance proceeds and any indemnity, contribution or other similar payment recoverable by any Indemnified Party from any third party with respect thereto after reduction for (a) any retroactive premium adjustment and (b) the aggregate amount of the reasonably anticipated (based on the advice of insurance brokers or providers) increased insurance premiums over the following five policy years.

         (c) The Seller and the Purchaser acknowledge and agree that their sole and exclusive remedy with respect to any and all claims relating to this Agreement and the transactions contemplated hereby (other than claims of, or causes of action arising from, fraud) shall be pursuant to the indemnification provisions set forth in this Article IX . In furtherance of the foregoing, the Seller and the Purchaser hereby waive to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) either may have against the other (or their respective Affiliates) arising under or based upon any Law, in equity or otherwise (except pursuant to the indemnification provisions of the Purchasers set forth in this Article IX ).

                                   ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 10.01. Termination. This Agreement may be terminated at any time prior to the Closing:

                  (y) by the Purchaser if, between the date hereof and the
         Closing: (i) an event or condition occurs that has resulted in a Material Adverse Effect, (ii) the representations and warranties of the Seller contained in this Agreement (1) that are not qualified by "materiality" or "Material Adverse Effect" shall not have been true and correct in all material respects or (2) that are qualified by "materiality" or "Material Adverse Effect" shall not have been true and correct (except, in either case, for representations and warranties made as of a specific date which only need to be true and correct as of such date), (iii) the Seller shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it or (iv) the Seller makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Seller seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; provided, however, the Seller shall be entitled to -------- -------- commercially reasonable notice of the Purchaser's intention to terminate the Agreement pursuant to this subsection and, if such deficiency is capable of being cured by the Seller, shall be entitled to 30 days to correct any such deficiency entitling the Seller to otherwise terminate this Agreement pursuant to this subsection;

                  (z) by the Seller if, between the date hereof and the Closing:
         (i) an event or condition occurs that has resulted in a Material Adverse Effect, (ii) the representations and warranties of the Purchaser contained in this Agreement shall not have been true and correct (except, for representations and warranties made as of a specific date which only need to be true and correct as of such date) ,
         (iii) the Purchaser shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it or (iv) the Purchaser makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Purchaser seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; provided, however, the Purchaser shall be entitled to commercially reasonable notice of the Seller's intention to terminate the Agreement pursuant to this subsection and, if such deficiency is capable of being cured by the Purchaser, shall be entitled to 30 days to correct any such deficiency entitling the Purchaser to otherwise terminate this Agreement pursuant to this subsection;

                  (aa) by either the Seller or the Purchaser if the Closing shall not have occurred by November 30, 2001; provided, however, that the right to terminate this Agreement under this Section 10.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

                  (bb) by either the Purchaser or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (cc) by the mutual written consent of the Seller and the Purchaser.

         SECTION 10.02. Effect of Termination(a) . In the event of termination of this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Section 11.03 and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement.

         SECTION 10.03. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         SECTION 11.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

         SECTION 11.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by telecopy or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

                  (a)      if to the Seller:

                           Howard Johnson & Company

                           c/o Merrill Lynch & Co.
                           222 Broadway
                           17th Floor
                           New York, NY  10019
                           Telecopy:  (212) 670-4819
                           Attention:  Mark B. Goldfus Esq.

                           with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, NY  10022-6069
                           Telecopy:  (212) 848-7179
                           Attention:  John A. Marzulli, Jr. Esq.

                  (b)      if to the Purchaser:

                           eBenX, Inc.
                           605 North Highway 169
                           Suite 1200
                           Minneapolis, MN  55441
                           Telecopy:  (763) 614-2025
                           Attention:  Chief Financial Officer

                           with a copy to:

                           Klehr, Harrison, Harvey, Branzburg & Ellers LLP 260 South Broad Street
                           Philadelphia, PA  19102
                           Telecopy:  (215) 568-6603
                           Attention: Lawrence D. Rovin, Esq.

         SECTION 11.03. Public Announcements; Confidentiality. (a) No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

         (b) For a period of one year following the Closing Date, the Seller shall, and shall cause its Affiliates, agents, representatives, employees, officers and directors to, preserve the confidentiality of the terms of this Agreement, the Ancillary Agreements and of all confidential or proprietary information pertaining to the Clients and the Client Arrangements;

provided that (i) the Seller may use and disclose such information as has been publicly disclosed (other than by the Seller or any Affiliate in breach of their obligations under this Section 11.03(b)) and (ii) to the extent that the Seller or any Affiliate thereof may become legally compelled to disclose any of such information, the Seller or such Affiliate may (only to the extent so compelled) disclose such information if they have used reasonable commercial efforts in good faith, and shall have afforded the Purchaser the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information required to be so disclosed.

         (c) For a period of one year following the Closing Date, the Purchaser shall, and shall cause its Affiliates, agents, representatives, employees, officers and directors to, preserve the confidentiality of the terms of this Agreement, the Ancillary Agreements and of all confidential or proprietary information pertaining to the Clients and the Client Arrangements; provided that
(i) the Purchaser may use and disclose such information as has been publicly disclosed (other than by the Purchaser or any Affiliate in breach of their obligations under this Section 11.03(c)) and (ii) to the extent that the Purchaser or any Affiliate thereof may become legally compelled to disclose any of such information, the Purchaser or such Affiliate may (only to the extent so compelled) disclose such information if they have used reasonable commercial efforts in good faith, and shall have afforded the Seller the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information required to be so disclosed. Notwithstanding the foregoing, the Purchaser shall have the right to make any disclosure in a filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 deemed appropriate by the Purchaser and its counsel; provided that the Seller shall be given prior notice of an opportunity to comment on such disclosure.

         SECTION 11.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

         SECTION 11.05. Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof and thereof.

         SECTION 11.06. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); provided, however, that the Purchaser may assign this Agreement or any of its rights and obligations hereunder to one or more Affiliates of the Purchaser without the consent of the Seller however the Purchaser remains liable hereunder. Any attempted assignment in violation of this provision is void.

         SECTION 11.07. No Third Party Beneficiaries. Except for the provisions of Article IX relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of the Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

         SECTION 11.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

         SECTION 11.09. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.09.

         SECTION 11.10. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       HOWARD JOHNSON & COMPANY


                                       By: /s/ Paul T. Dully
                                           -------------------------------------
                                           Paul T. Dully
                                           Chief Financial Officer

                                       EBENX, INC.


                                       By: /s/ John J. Davis
                                           -------------------------------------
                                           John J. Davis
                                           President and Chief Executive Officer